UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

ONEMEDNET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40386	86-2076743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6385 Old Shady Oak Road, Suite 250

Eden Prairie, MN 55344

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 800-918-7189

Data Knights Acquisition Corp.

Unit G6, Frome Business Park, Manor Road

Frome, United Kingdom, BA11 4FN

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	ONMD	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ONMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant’s Certifying Account.

On December 29, 2023, the Audit Committee (the “Committee”) of the Board of Directors of OneMedNet Corporation (f/k/a Data Knights Acquisition Corp.) (the “Company”) dismissed Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm since its inception on February 8, 2021 and approved the appointment of BF Borgers CPA PC (“Borgers”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2023.

Marcum’s reports on the Company’s consolidated financial statements as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and for the period from February 8, 2021 (inception) through December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the matters that raised substantial doubt about the Company’s ability to continue as a going concern as of December 31, 2022 and December 31, 2021.

As previously announced on Form 8-K filed with the Securities Exchange Commission on November 13, 2023, on November 7, 2023, the Company, which was previously named Data Knights Acquisition Corp, a special purpose acquisition company, closed its business combination (the “Closing”). At the Closing, the merger sub merged with and into OneMedNet Corporation (which was been renamed OneMedNet Solutions Corporation) with OneMedNet Solutions Corporation surviving the merger, as a wholly-owned subsidiary of Data Knights Acquisition Corp. Also at the Closing, Data Knights Acquisition Corp changed its name to “OneMedNet Corporation.”

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through December 31, 2022, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference thereto in their reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for management concluding that a deficiency in internal control over financial reporting existed relating to the accounting treatment for complex financial instruments and that the failure to properly account for such instruments constituted a material weakness.

During the subsequent interim period from March 31, 2023 through the termination on December 29, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference thereto in their reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except the Company’s disclosure controls and procedures were not effective, due to the previously disclosed material weakness in our internal control over financial reporting relating to the accounting treatment for complex financial instruments and the failure to properly account for and disclose such instruments, in addition to a material weakness in internal control related to the lack of review controls over financial reporting, related disclosure and required filings.

The Company provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated December 29, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Letter from Marcum LLP regarding Change in Independent Registered Public Accounting Firm dated December 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMEDNET CORPORATION

Date: January 2, 2024
	By:	/s/ Paul J. Casey
	Name:	Paul J. Casey
	Title:	Chief Executive Officer